EXHIBIT 11

                          NATIONAL SANITARY SUPPLY COMPANY
                       COMPUTATION OF EARNINGS PER SHARE (a)
                                  (UNAUDITED)

                                             Three Months Ended        Nine Months Ended
(thousands, except per share data)              September 30,            September 30,
----------------------------------          --------------------     -------------------
                                              1995         1994        1995         1994
                                            -------      -------     -------     -------
Computation of Earnings Per Common
 and Common Equivalent Share
 Net Income                                 $ 1,977      $ 1,654     $ 4,106     $ 3,332
                                            =======      =======     =======     =======
Average Number of Shares of
 Common Stock Outstanding                     6,079        5,982       6,068       5,960
Incremental Effect of
 Unexercised Stock Options                       81           94          81         102
                                            -------      -------     -------     -------
Average Number of Shares of
 Common Stock and Common Stock
 Equivalents Outstanding                      6,160        6,076       6,149       6,062
                                            =======      =======     =======     =======
Earnings per Common and Common
 Equivalent Share                           $  0.32      $  0.27     $  0.67     $  0.55
                                            =======      =======     =======     =======
Computation of Earnings Per Common
 Share Assuming Full Dilution
 Net Income                                 $ 1,977      $ 1,654     $ 4,106     $ 3,332
                                            =======      =======     =======     =======
Average Number of Shares of
 Common Stock Outstanding                     6,079        5,982       6,068       5,960
Incremental Effect of
 Unexercised Stock Options                      116          114         102         105
                                            -------      -------     -------     -------
Average Number of Shares of
 Common Stock Assuming
 Full Dilution                                6,195        6,096       6,170       6,065
                                            =======      =======     =======     =======
Earnings Per Common Share
 Assuming Full Dilution                     $  0.32      $  0.27     $  0.67     $  0.55
                                            =======      =======     =======     =======
(a)  This calculation is submitted in accordance with the Securities Exchange Act of
1934.  Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.
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